THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

BLUE EARTH, INC.

SECURED PROMISSORY NOTE

$800,000	Date: October 30, 2012

FOR VALUE RECEIVED, Blue Earth, Inc., a Nevada corporation (the “Company”), hereby promises to pay to Laird Q. Cagan (“Lender”), in lawful money of the United States of America and in immediately available funds, the principal sum of Eight Hundred Thousand Dollars ($800,000.00) (the “Loan”), together with accrued and unpaid interest thereon, payable on the dates and in the manner set forth below.

This Loan is made in connection with the Company’s commencement of design, engineering, permitting, and construction services to be provided by a subsidiary of Lender with respect to five photovoltaic installations (the “Projects”) located in Southern California and further defined and in connection with that certain Solar PV Joint Development Agreement (the “Sunvalley JDA”), dated August 14, 2012, by and between the Company and Sunvalley Solar Inc., a Nevada corporation, and attached hereto as Exhibit A.

1.  Principal Repayment. The outstanding principal amount of the Loan shall be payable May 1, 2013, (“Maturity Date”), subject to the terms and limitations and prepayment requirements hereunder.  The Company may prepay this Note without penalty in whole or in part at any time prior to the Maturity Date without the written consent of Lender.  Following the completion of construction of the Project(s), in the event that the Company, or its subsidiaries, receives any proceeds (directly or indirectly) from the U.S. Treasury Department of the 1603 Grant(s), the Company shall immediately pay such proceeds to the Lender, and the interest and principal amount of the Loan shall be reduced via payment to Lender of said proceeds.

2.  Interest Rate. The Company further promises to pay interest on the sum of the unpaid principal balance of the Loan outstanding, from the date of this Note until all such principal amounts shall have been repaid in full.  Interest shall be accrue at the rate of Twelve Percent (12%) per annum, and shall be calculated on the basis of a 365-day year for the actual number of days elapsed.  Interest shall be due and payable in on the Maturity Date.

3.  Place of Payment. All amounts of interest and principal payable hereunder shall be payable to Lender at the address it specifies to the Company in writing.

4.  Application of Payments. Any payments on this Note shall be applied first to accrued interest, and thereafter to the outstanding principal balance hereof.

5.  Use of Proceeds. The proceeds from this Note shall be used by the Company for general working capital purposes specifically related to the design, engineering, permitting, and construction services provide by the Company, or any subsidiary of the Company, related to Projects.

6.  Secured Obligation.  Subject limitations under this Note as described herein, the Company hereby grants to Lender a first priority lien and security interest in, to following specific assets of the Company, which are solely related to the Projects (collectively, the “Collateral”):

(a)  all rights to cash flow, payment, tax grants, contract rights, accounts, and accounts receivable, in whatever form owing to Company, or any controlled subsidiary of the Company, from any person, firm, corporation or other legal entity whether now existing or hereafter arising or acquired, in connection with the Projects, including but not limited to all rights for payments made from the U.S. Treasury Department of the 1603 Grant(s);

(b)  all now existing or hereafter acquired machinery, equipment, furniture and fixtures, including spare parts, replacements, substitutions, additions or accessions thereto, owned by the Company, or any controlled subsidiary, and utilized for the Projects;

(c)  all contract rights, contract rights, proceeds, and profits of the foregoing, including, without limitation, proceeds of insurance, in connection with the Projects.

7.  Financing Statements.  At request of Lender, Company will join with Lender in executing one or more financing statements pursuant to the Uniform Commercial Code (the “Code”) in form satisfactory to Lender. Company hereby authorizes Lender to file a financing statement signed only by Lender in all places where necessary to perfect Lender’s security interest in the Collateral in all jurisdictions where such authorization is permitted by the Code. Without limiting the foregoing Company agrees that whenever the Code requires Company to sign a financing statement for filing purposes, Company hereby appoints Lender or any of Lender’s representatives as Company’s attorney and agent, with full power of substitution, to sign or endorse Company’s name on any such financing statement or other document and authorizes Lender to file such a financing statement in all places where necessary to perfect Lender’s security interest in the Collateral; and Company ratifies all acts of Lender and said representatives and agrees to hold Lender and said representatives harmless from all acts of commission or omission or any error of judgment or mistake of fact or law pertaining thereto. A carbon, photographic or other reproduction of this Note or of a financing statement is sufficient as a financing statement. Upon full payment of all obligations under this Note, the Lien or charge created hereby or resulting herefrom, shall cease to exist and Lender shall file all termination statements requested by Company necessary to accomplish this purpose.

8.  Events of Default; Acceleration.   If one or more of the following occurs (each an "Event of Default"):

(a)

The Company shall be involved in financial difficulties as evidenced: (i) by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect; (ii) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition; (iii) by the entry of an order for relief in any involuntary case commenced under said Title 11; (iv)  by the entry of an order by a court of competent jurisdiction (A) by finding it to be bankrupt or insolvent, (B) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (C) assuming custody of, or appointing a receiver or other custodian for all or a substantial part of its property and such order shall not be vacated or stayed on appeal or otherwise stayed within 120 days; (v) by the filing of a petition against the Company under said Title 11 which shall not be vacated within 120 days; or (vi) by its making an assignment for the benefit of, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property;

(b)

The Company shall sell substantially all of its assets to an unaffiliated third party in one or more of a series of related transactions; or

(c)

the Company shall fail to make a payment of any installment of the outstanding principal or interest amount of this Note (whether by acceleration or otherwise) which failure or breach shall not be cured within 30 days after written notice thereof from the holder of this Note to the Company; then, and in any such event, and at any time thereafter, if any Event of Default shall be continuing, at the option of the holder of this Note upon written notice to the Company, the outstanding principal of any and all accrued but unpaid interest in respect of this Note shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company.  Upon any Event of Default, the unpaid principal amount shall bear interest at the rate of eighteen percent (18%) per annum.

9.  Due Authorization. The Company has the full power and authority to execute and deliver this Note and to consummate the transactions contemplated on its part hereby and thereby.  The execution, delivery (or filing or adoption, as the case may be), and performance by the Company of this Note have been, duly authorized. This Note is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency and other laws affecting the enforcement of creditors’ rights generally and by equitable principles in any action (legal or equitable) and by public policy.

10.  Amendments and Waivers.  Any term of this Note may be amended only with the written consent of the Company and the Lender.

11.  Stockholders, Officers and Directors Not Liable.  In no event shall any stockholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

12.  Lender’s Representations.  Lender acknowledges that Lender has had full access to information about the Company, and that Lender such knowledge and experience in financial and business matters that Lender is capable of evaluating the merits and risks of this transaction, and that the Lender is an accredited investor under the Securities Act.

13.  Governing Law. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.  Any controversy or claim arising out of or relating to this Agreement, or the alleged breach thereof, or relating to the Consultant’s activities or remuneration under this Agreement, shall be settled by binding arbitration in Santa Clara, California, in accordance with the applicable rules of JAMS Endispute, and judgment on the award rendered by the arbitrator(s) shall be binding on the parties and may be entered in any court having jurisdiction as provided by Paragraph 12 herein.  The provisions of Title 9 of Part 3 of the California Code of Civil Procedure, including section 1283.05, and successor statutes, permitting expanded discovery proceedings shall be applicable to all disputes that are arbitrated under this paragraph.

14.  Transfers, Successors and Assigns. The provisions of this Note shall inure to the benefit of and be binding on any successor to Company and shall extend to any holder hereof; provided, however, that the Lender may not, without the prior written consent of Company (such consent not to be unreasonably withheld and such consent not to be required if an Event of Default exists), assign, transfer or negotiate this Note to any Person.  Any such transfer or assignment must be in full compliance with applicable securities laws.

IN WITNESS WHEREOF, the Company and the Lender have duly executed this Note as of the date first written above.

COMPANY:	LENDER:

BLUE EARTH, INC.	LAIRD Q. CAGAN

By:Johnny R. Thomas	By:Laird Q. Cagan
Johnny R. Thomas, President	Laird Q. Cagan

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